Page 1

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant []

Check the appropriate box:

[]  Preliminary proxy statement

[x] Definitive proxy statement

[]  Definitive additional materials

[]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      ATWOOD OCEANICS, INC.
         (Name of Registrant as Specified in Its Charter)

                      ATWOOD OCEANICS, INC.
            (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [x] $125 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).

     [] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     []  Fee computed on table below per Exchange Act Rules
         14-a6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     (4)  Proposed maximum aggregate value of transaction:  N/A

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


                              Page 2

     (1)  Amount previously paid:  N/A
     (2)  Form, schedule or registration statement no.:  N/A
     (3)  Filing party:  N/A
     (4)  Date filed:  N/A

                      ATWOOD OCEANICS, INC.

                    15835 PARK TEN PLACE DRIVE
                       HOUSTON, TEXAS 77084



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                   Houston, Texas
                                                 January 16, 1996

To the Shareholders of
ATWOOD OCEANICS, INC.:

Notice is hereby given that, pursuant to the provisions of the Bylaws of Atwood Oceanics, Inc., the Annual Meeting of the
Shareholders of Atwood Oceanics, Inc. will be held at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 8, 1996, for the following purposes:

     1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy
          Statement.

     2.   To act upon shareholder proposal.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on December 31, 1995 will be entitled to notice of and to vote at the Annual
Meeting.

Shareholders  are  cordially invited  to  attend  the meeting  in
person.   Those  who will  not attend are  requested to  sign and
promptly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors



                                        JAMES M. HOLLAND, Secretary

                  ANNUAL MEETING OF SHAREHOLDERS

                      ATWOOD OCEANICS, INC.

                         _______________
                         PROXY STATEMENT
                         _______________

                         January 16, 1996

                SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock, par value $1.00 ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business on December 31, 1995 will be entitled to vote at the Annual Meeting of Shareholders to be held February 8, 1996 at 10:00 o'clock A.M., Houston Time, at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 16, 1996.

                 PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owner of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company and the cost will be borne by the Company.

                        VOTING SECURITIES

     At the close of business on December 31, 1995, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 6,635,713 shares of Common Stock of the Company outstanding. The election as directors of the persons nominated in this proxy statement, as well as approval of any other matters which may properly come before the meeting, will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent the election of the directors nominated in this Proxy Statement or the approval of such other matters as may properly come before the meeting to the same extent as a vote withholding authority to vote for the election of directors so nominated or a vote against such other matters. Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attention: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.

                      PRINCIPAL SHAREHOLDERS

     The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 1995 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

                              Page 6

Name and Address                             Shares Owned  Percent
                                             Beneficially  of Class

Helmerich &  Payne Intl.
    Drilling Co.(1)-----------------------     820,124      12.36%
     Utica at 21st
     Tulsa, Oklahoma

Helmerich & Payne, Inc.(1)----------------      779,876     11.75%
     Utica at 21st
     Tulsa, Oklahoma
Lindner Fund, Inc. (2)--------------------      581,000      8.76%
Ryback Management Corporation (2)
     7711 Cardonelet Ave.
     St. Louis, Mo. 63105

Forstmann-Leff Associates Inc.(3)---------      565,000      8.52%
FLA Asset Management, Inc. (3)
     55 East 52nd Street
     New York, New York 10055
FMR Corp (4)------------------------------      484,600      7.30%
Edward C. Johnson 3d (4)
     82 Devonshire Street
     Boston, MA 02109
Ralph Wanger (5)--------------------------      352,500      5.31%
Wanger Asset Management, Ltd. (5)
Wanger Asset Management, L.P. (5)
     227 West Monroe
     Suite 3000
     Chicago, Illinois 60606

___________________

     (1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owed subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially
          1,600,000 shares of Common Stock of the Company. Messrs. Walter H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by these companies.

     (2) Lindner Fund, Inc. ("LFI") and Ryback Management Corporation ("RMC") have no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and each has shared voting and dispositive power with respect to 581,000 shares of the Company's Common Stock. The foregoing information was obtained from Schedule 13G dated January 25, 1995 filed with the Securities and Exchange Commission by RMC and LFI.

     (3) FLA Asset Management, Inc. is a subsidiary of Forstmann-Leff Associates Inc. Forstmann-Leff Associates, Inc. has sole voting power with respect to 319,500 shares, shared voting power with respect to 14,500 shares, sole dispositive power with respect to 446,400 shares and shared dispositive power with respect to 118,600 shares of the Company's Common Stock. FLA Asset Management, Inc. has no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and has shared voting power with respect to 14,500 shares and shared dispositive power with respect to 118,600 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 5 to Schedule 13G dated February 13, 1995 filed with the Securities and Exchange Commission by Forstmann-Leff Associates, Inc. and FLA Asset Management, Inc.

     (4) FMR Corp. has sole voting power with respect to 326,900 shares and sole dispositive power with respect to 484,600 shares of the Company's Common Stock. Edward
          C. Johnson 3d has sole dispositive power with respect to 484,600 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 5 to Schedule 13G dated February 13, 1995 filed with the Securities and Exchange Commission by FMR Corp.


     (5) Wanger Asset Management, Ltd. ("WAM LTD") is the general partner of Wanger Asset Management, L.P. ("WAM L.P."). Ralph Wanger, WAM LTD. and WAM L.P. have no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and have shared voting and dispositive powers with respect to 352,500 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 2 to
          Schedule 13G dated February 8, 1995 filed with the Securities and Exchange Commission by Ralph Wanger, WAM

          LTD. and WAM L.P. adjusted by 59,000 shares reported as purchased by WAM L.P. since March 1995 in a report prepared by CDA Equity Intelligence for the Company. It was assumed that Ralph Wanger, WAM LTD. and WAM L.P. had no sole voting or dispositive power, with each having shared voting and dispositive power with respect to the 59,000 shares purchased; therefore the reported data in Amendment No. 2 to Schedule 13G were accordingly adjusted.


      COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 1995 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                       Shares Owned   Percent
Nominees or Group                       Beneficially   of Class

Robert W. Burgess                            -           0.00%
George S. Dotson                             -           0.00%
Walter H. Helmerich, III                    (1)          0.00%
Hans Helmerich                              (1)          0.00%
William J. Morrissey                         -           0.00%
John R. Irwin                             13,200 (3)      (2)
James M. Holland                           7,417 (4)      (2)
Larry P. Till                              4,825 (3)      (2)
Glen P. Kelley                             2,450 (3)      (2)
All directors and executive officers
     as a group (9 persons)               27,892 (5)      (2)


____________


     (1)  See Note (1) on page 6 for more information.
     (2)  Less than 1%.
     (3) All of such shares may be acquired upon the exercise of options.
     (4) Includes 6,350 shares which may be acquired upon the exercise of options.
     (5) Includes 26,825 shares which may be acquired upon the exercise of options.

                        EXECUTIVE OFFICERS

     Set  forth below are the executive  officers of the company.
The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 1995 are indicated opposite his name.

                                                  Date of
                                                   First
Name                          Offices Held        Election    Age

John R. Irwin            President and Chief        March      50
                              Executive Officer     1993

James M. Holland         Senior Vice President    October      50
                              and Secretary         1988

Glen P. Kelley           Vice President -         October      47
                              Contracts and         1988
                              Administration

Larry P. Till            Vice President -         November     51
                              Operations            1992

          No family relationship exists  between any of the above
executive officers.   All officers  of the Company  serve at  the
pleasure of the Board of Directors and may be removed at any time with or without cause.

     Mr. Irwin joined the Company in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

     Mr.  Holland joined  the  Company as  Accounting Manager  in
April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined  the Company in January  1983 as Manager
of  Operations Administration.   He was elected  Vice President -
Contracts and Administration in October 1988.

     Mr.  Till joined  the Company  in February  1983 as  General
Manager - Technical.   He was elected Vice President  - Technical
Services in June 1984 and Vice President - Operations in November
1992.

ITEM 1 - ELECTION OF DIRECTORS

     At  the  meeting six  (6)  Directors  (leaving one  position vacant) are to be elected for terms of one year each. Although the Company's Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

     The persons named in the enclosed form of proxy (James M. Holland and Larry P. Till) have advised that they will vote all shares represented by proxies for the election of the six nominees for Director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board.

                             Present    Served as
                             Position   a Director
                             with the   Continuously  Term to
Nominees                     Company      Since       Extend to     Age

Robert W. Burgess            Director   September     February      54
                                            1990       1997

George S. Dotson              Director    February     February      55
                                            1988       1997

Walter H. Helmerich, III      Director     April       February      72
                                            1970       1997

Hans Helmerich                Director    February     February      37
                                            1989       1997

John R. Irwin                 Director,   November     February      50
                              President     1992       1997
                              and Chief
                              Executive
                              Officer

                             Page 11

William J. Morrissey          Director    November     February      68
                                            1969       1997

     At all times during the previous five years, Mr. Burgess has served as Chief Financial Officer (Senior Vice President) for CIGNA Investment Division, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments. Mr. Burgess is not a director of any other publicly traded company.

     At all times during the previous five years, Mr. Dotson has served as Vice President - Drilling of Helmerich & Payne, Inc.
and President of Helmerich & Payne International Drilling Co., both located in Tulsa, Oklahoma. Helmerich & Payne, Inc. is a diversified natural resources company with divisions engaged in drilling, exploration, production and real estate development. He serves as a director on the Board of Helmerich & Payne, Inc.

     At all times during the previous five years, Mr. Walter H. Helmerich, III has served as the Chairman of the Board of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. In addition to the position Mr. Helmerich holds with Helmerich & Payne, Inc., he serves as a director on the Boards of Liberty Bank & Trust Company of Oklahoma City, N.A., Liberty Bank & Trust Company of Tulsa, N.A., and Liberty Bancorp, Inc. He is the father of Mr. Hans Helmerich, who is also a director of the Company.

     At all times during the previous five years, Mr. Hans Helmerich has served as the Chief Executive Officer as well as a director of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is a son of Mr. Walter H. Helmerich, III.

     Mr.  Irwin  has  been employed  by  the  Company in  various
executive  capacities for the last  sixteen years.   Mr. Irwin is
not a director of any other publicly traded company.

     Mr. Morrissey served as Director and Vice Chairman of the Board of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired and is not a director of any other publicly traded company.

     Pursuant to an agreement between the Company, several of its wholly-owned subsidiaries, and several wholly-owned subsidiaries of
CIGNA Corporation (including Insurance Company of North America), Philadelphia Investment Corporation of Delaware ("PICD") a
wholly-owned subsidiary of CIGNA Corporation, was given the right, under certain circumstances, to nominate one person to be a member of the Board of Directors of the Company. Pursuant to such right, and in accordance with the terms and provisions of the Company's Bylaws, Mr. Burgess was nominated and elected as a member of the Board of Directors of the Company in September 1990. Should Mr. Burgess resign or otherwise vacate his office, another person appointed by PICD will be nominated to fill the unexpired term of office.

     The Company has standing  Audit, Executive and  Compensation
committees.   The Audit Committee members  are Messrs. Dotson and
Morrissey.  This  Committee functions to review in  general terms the Company's accounting policies and audit procedures  and to supervise internal  accounting controls.  During fiscal 1995, there was one meeting of the Audit Committee.  The  Executive  Committee,
composed  of   Messrs.  Dotson,  Hans Helmerich  and Irwin,  meets
frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board. The Compensation Committee's members, Messrs. Hans Helmerich, Burgess and Dotson are responsible for administration of the Company's Stock Option Plans, and for review and approval of all salary and bonus arrangements. During fiscal 1995, there was one meeting of the Compensation Committee.

     There were four meetings of the Board of Directors held during fiscal 1995, all of which were regularly scheduled meetings. Each director attended, during the time of his membership, at least seventy-five percent of Board and Committee meetings.

ITEM 2 - SHAREHOLDER PROPOSAL

     A shareholder, whose name, address and share ownership will be furnished by the Company promptly upon request, has given notice of its intention to introduce the following proposal at the Annual Meeting.

          Shareholder Proposal and Supporting Statement

     We believe the employee and board composition of major corporations should reflect the people in the work force and marketplace of the 21st century if our company is going to remain competitive. Our employees, customers and stockholders are now made up of a greater diversity of backgrounds than ever before. The report of the Department of Labor's 1995 bi-partisan Glass Ceiling Commission, "Good For Business: Making Full Use of the Nation's Human Capital," confirms diversity and inclusiveness in the workplace has a positive impact on the bottom line. A report of Standard and Poor 500 companies provided by Covenant Fund revealed "...firms that succeed in shattering their own glass ceiling racked up stock-market records that were nearly 2 1/2 times better than otherwise - comparable companies."

     In 1994 the Investor Responsibility Research Center reported inclusiveness at senior management and board levels was only 9% of the fortune 500 companies in a comparable work force of 57% diversity. The Glass Ceiling Commission reported that companies are selecting from only half of the talent of our work force. Therefore we urge our corporation to enlarge its search for the best qualified board members by casting a wider net. If we are to be prepared for the 21st century we must learn how to compete in a growing diverse global market place by promoting and selecting the best people regardless of race, gender or physical challenge. We believe the judgements and perspectives of a diverse board would serve to improve the quality of corporate decision-making.

     Since the board of directors is responsible for representing shareholder interests in corporate meetings, a growing proportion of stockholders is now attaching value to board inclusiveness. A 1994 Investor Responsibility Research Center survey revealed 37% of respondents cited board diversity as the influencing factor for supporting votes.

     The Teachers Insurance and Annuity Association and College Retirement Equities Fund, the largest institutional investor in the United States, recently issued a set of corporate governance guidelines including a call for "diversity of directors of experience, sex, age and race."

     Therefore be it resolved that shareholders request:

     1.   The nominating committee of the Board in its search for
          suitable  board candidates,  make  a greater  effort to
          find  qualified  women   and  minority  candidates  for
          nomination to the Board of Directors.

     2.   The  Board of  Directors  issue  a  statement  publicly
          committing  the   company   to  a   policy   of   board
          inclusiveness with a program of steps to take and the timeline expected to move in that direction.

     3. The Company issue a report by September 1996 at a reasonable expense that includes a description of:

          a) efforts to encourage diversified representation to our Board of Directors
          b)   criteria for board qualification
          c)   the process of selecting the board candidates
          d) the process of selecting the board committee members.

       Board of Directors' Response to Shareholder Proposal

     The Company's Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

     Unlike many other public companies that have large boards of directors, Atwood Oceanics, Inc. has taken a different approach. To maintain a knowledgeable, effective and efficient board of directors and to avoid unnecessary expenses, the number of directors on the Company's board has ranged from six to seven during the last ten years and is currently six. During this period, the contract drilling industry in which the Company competes has experienced significant challenges. Many challenges still exist.

     When selecting individuals for nomination to the Company's Board of Directors, all qualified candidates are considered based on their knowledge of and participation in the Company and the industry in which the Company operates. The individuals currently on the Company's Board bring to bear a collective 75 years of experience with the Company in fulfilling their duties. The success of the Company under the guidance of its Board is well documented. Under the experienced leadership of the current Board during turbulent market conditions of the 80's and early 90's, the Company maintained a strong balance sheet and met all of its obligations. In recent years, the Company has been towards the top of the industry in earnings per share and cash flow per share. The Board is now challenged to continue its successful leadership of the Company through the current cycle of fluctuating market conditions.

     The shareholder proposal would require the Board of Directors to make a greater effort to find women and minority candidates, to issue a public statement committing the Company to a policy of board inclusiveness and establishing a timetable for achieving same, and to issue a report describing its efforts, criteria and process of achieving board inclusiveness. Your Board of Directors believes that the shareholder proposal (i) is inappropriately restrictive, (ii) would unduly limit the Company in its selection of directors, (iii) would involve significant costs without any benefit, and (iv) would clearly be detrimental to the best interests of the Company and its shareholders.

     The Company's Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.


                      EXECUTIVE COMPENSATION

     In  accordance with  the Securities and  Exchange Commission
("SEC") executive compensation disclosure requirements under Item

402  of Regulation  S-K,  the following  compensation tables  and
other   compensation  information   are   presented   to   enable
shareholders  to  better  understand  the   compensation  of  the
Company's executive officers.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of three independent, nonemployee directors. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
ATWOOD OCEANICS, INC. (A)

To:  The Board of Directors

     As members of the Compensation Committee, it is our duty to review compensation levels of Company's executive officers and administer the Company's stock option plan.

Compensation Policies for Executive Officers

     In determining the compensation of the Company's executive officers, it is the policy of the Committee to take into account all factors which it considers relevant to the determination, including business conditions prevailing generally and in the Company's industry during such year, the Company's performance in such year in light of such conditions, and the performance of the specific officers under consideration and the business area of the Company for which such officer is responsible.

     For fiscal year ended September 30, 1995, the compensation program for executive officers consisted of base salary, year-end bonus and Company contributions in a contributory retirement plan. The Company's current compensation levels are within the $1 million limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Company intends to take the necessary steps in subsequent years to ensure that the Company's future compensation package will comply with such limits on compensation deductibility.

     Operating results for 1994 and 1995 reflect significant improvements over prior years. Fiscal year 1994 was the Company's first profitable year since 1989 and highest profitable level since 1983. Prior to 1994, as the result of adverse market conditions and operating losses, compensation of executive officers was primarily restricted to base salary, granting of stock options and contributions to a retirement plan. In recognition of the significant improvement in operating performance, the Company awarded bonuses (ranging from $10,500 to

$12,750) and granted salary increases to each of the Company's executive officers in December 1994.

Chief Executive Officer Compensation

     Mr. Irwin's compensation for fiscal year 1995 included a bonus of $25,000 in addition to an increase of approximately $15,000 in his annual base salary. Subsequent evaluations of Mr. Irwin's compensation will be based upon the same criteria as set forth above with respect to officers generally.

                                   Compensation Committee




                                   George S. Dotson
                                   Robert W. Burgess
December 31, 1995                  Hans Helmerich

          _________________________
     (A) Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 1994-5 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

     During the Company's 1994-5 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors,
(ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                       COMPENSATION TABLES

     The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.

                    Summary Compensation Table



                             Annual Compensation

                                                          Long Term
                                                          Compensation
                                                 Other    (Awards)    All Other
 Name and Principal  Year    Salary   Bonus     Annual     Stock    Compensation
 Position                                    Compensation  Options        (A)
                               $       $          $          (#)          ($)
 John R. Irwin       1995   174,150   25,000       ---          ---     18,924
   President         1994   159,000      ---       ---        4,000     17,318
     and Chief       1993   148,583      ---       ---        6,000     16,392
     Executive
     Officer

 Larry P. Till       1995   118,455   11,750       ---          ---     13,888
   Vice President    1994   110,133      ---       ---        2,700     13,056
   Operations        1993   104,594    2,000       ---        4,500     12,080

 James M. Holland    1995   112,800   12,750       ---          ---     13,323
   Senior Vice       1994   104,871      ---       ---        2,700     12,531
   President         1993    99,006      ---       ---        4,500     11,260

 Glen P. Kelley      1995    95,880   10,500       ---          ---     10,648
   Vice President    1994    88,863      ---       ---        2,700      6,880
   Contracts         1993    83,010    1,500       ---        4,500      2,546
     and
   Administration
---------------------------

(A) The amounts shown in the "All Other Compensation" column are derived from the following:
      (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 1995, 1994 and 1993 of $17,415, $15,900, and $14,858,
      respectively; Company paid term life and insurance premiums ("TLIP") for 1995, 1994 and 1993 of $1,509, $1,418, and $1,534, respectively; (ii)
      Mr. Till: Annual Company contribution to the DCP for 1995, 1994, and 1993 of $11,845, $11,013, and $10,459 respectively; Company paid TLIP for 1995, 1994, and 1993 of $2,043, $2,043, and $1621, respectively;
      (iii) Mr. Holland: Annual Company contributions to the DCP for 1995, 1994, and 1993 of $11,280, $10,488, and $9,901 respectively; Company paid  TLIP  for  1995, 1994,  and  1993  of $2,043,  $2,043,  and $1,359
      respectively; (iv) Mr. Kelley: Annual Company contribution to the DCP for 1995, 1994, and 1993 of $ 9,588, $5,935, and $1,660 respectively;
      Company paid  TLIP for  1995,  1994, and  1993 $1,060,  $945, and  $886,
      respectively.

                   Option Exercises and Year End Value Table

                                          Number of
                                          Securities
                                          Underlying
           Shares Acquired                Unexercised    Value of Unexercised
           on Exercise       Value        Options at     In-the-Money Options
 Name      during Fiscal    Realized    Sept. 30, 1995   at Sept. 30, 1995 (A)
               1995
                (#)            ($)             (#)           ($)

                                           Exercisable/        Exercisable/
                                           Unexercisable       Unexercisable
 Irwin     ---                  ---        13,200/16,800     $114,033/$146,167
 Till      5,125               31,231       4,825/12,750     $ 39,304/$109,730
 Holland   2,600               23,175       7,350/12,750     $ 58,003/$109,730
 Kelley    5,475               37,713       4,325/12,400     $ 32,754/$107,651

 -------------

(A) At September 30, 1995, all option exercise prices were less than the $20.69 per share market value of the Company's common stock; thus, all options were "in the money".

          ATWOOD OCEANICS, INC. COMMON STOCK PRICE PERFORMANCE GRAPH

      Prior to 1995, the peer group data used in the stock price performance graph was based upon the Center for Research in Security Prices ("CRSP") Index for NASDAQ stocks (SIC 1380-1389). Since the NASDAQ stocks (SIC 1380-1389) index includes companies involved in oil services other than drilling, it is management's opinion that a more accurate peer group performance comparison will be obtained through an index based on a self-determined peer group of only drilling companies. A common stock price performance graph consistent with prior year's index information, as well as a common stock price performance graph based on the self-determined peer group of drilling companies, is set forth below:

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD OCEANICS, INC.,
THE CRSP INDEX FOR NASDAQ STOCK  MARKET, AND THE CRSP INDEX FOR NASDAQ  STOCKS
(SIC 1380-1389)
Index Description  09/28/90  09/30/91  09/30/92  09/30/93  09/30/94   09/30/95

ATWOOD OCEANICS,   100.00     48.3     51.0        57.7       74.5       111.1
INC.

CRSP Index for     100.0     157.3    176.3       231.0      232.9       320.7
 NASDAQ Stock
 Market
 (U.S. Companies)

 CRSP Index for   100.0      80.6      66.9       106.9       98.7       132.6
 NASDAQ Stocks (SIC
 1380-1389)

COMPARISON OF  FIVE YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD  OCEANICS,
INC., CRSP INDEX FOR NASDAQ STOCK MARKET, AND THE PEER GROUP OF DRILLING
COMPANIES

Index Description  9/28/90   9/30/91   9/30//92  9/30/93   9/30/94    9/29/95

ATWOOD OCEANICS,   100.0      48.3      51.0      57.7        74.5      111.1
INC.

CRSP Index for     100.0     157.3     176.3     231.0       232.9      320.7
NASDAQ
Stock Market
(U.S. Companies)

Self-Determined
Peer Group        100.0       56.0      46.9      78.7        65.6       91.3

 Constituents of the Self-Determined Peer Group:
 Arethusa Ltd.             Dual Drilling Co.
 Ensco International Inc.  Falcon Drilling Company
 Global Marine Inc.        Marine Drilling Co. Inc.
 Noble Drilling Corp.      Reading & Bates Corp.
 Rowan Companies, Inc.     Sonat Offshore Drilling Inc.


*  Assumes $1000 invested on September 28, 1990;
   Total returns assumes dividend reinvested;
   Fiscal year ending September 30


        COMPLIANCE WITH SECTION (16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that, during the period from October 1, 1994 through September 30, 1995, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Glen P. Kelley filed a report on Form 4 which incorrectly reported a stock option exercise and simultaneous sale of 1825 shares, rather than the 1875 shares actually exercised and sold.

                       RELATED TRANSACTIONS

     Upon being awarded a term contract in August 1994, the Company entered into a joint venture agreement with Helmerich & Payne, Inc. ("H&P") (which together with its wholly-owned subsidiary, Helmerich & Payne International Drilling Co., owns 24.11% of the Company's common stock) for the construction of RIG-200, a new generation platform rig. Under the agreement, H&P manages the design, construction, testing and mobilization of the new rig and the Company will manage the initial installation and daily operation of the new rig. The Company and H&P each have a fifty percent interest in the joint venture. At September 30, 1995, the Company had invested $8.2 million in this $24 million project, with an estimated total investment by the Company to be approximately $12 million. RIG-200 was originally scheduled to commence operating in offshore Australia in early 1996; however, due to project delays in Australia unrelated to the Company's and H&P's activities, the rig is now scheduled to commence operating in early 1997. Three of the Company's directors, namely Walter
H. Helmerich III, Hans Helmerich and George S. Dotson, are directors and executive officers of H&P.

     Effective December 31, 1994, the Company acquired a third-generation semisubmersible drilling rig from one 50 percent owned Texas limited partnership, and the other 50 percent limited partner's interest in another 50 percent owned Texas limited partnership which owns two third-generation semisubmersible drilling rigs, for an aggregate purchase price of approximately $36 million, consisting of approximately $13 million cash, a $3 million promissory note, and assumption of approximately $20
million  in long-term  notes  payable  to  a  bank  group.    The
consideration for the purchase was based on the values of the three rigs, as adjusted by the debt associated with the rigs and the economic consequences to the parties associated with transfer of ownership of the rigs. One of the Company's directors, Robert
W. Burgess, is an officer of CIGNA Corporation, which indirectly owned the other 50 percent limited partnership interests, and which, as of the effective date of the transaction, was an indirect beneficial owner of more than 5% of the Company's common stock.

                      DIRECTORS COMPENSATION

     As compensation for services as a director of the Company, each director who is not an officer and full time employee of the Company or any of its subsidiaries was paid in 1995 $2,000 per meeting for attendance at regular Board meetings, and $250 per meeting for attendance at special Board and committee meetings. Commencing in 1996, the per meeting compensation will be increased to $2,500.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The independent public accounting firm of Arthur Andersen & Co. was selected as auditors by the Company in 1970 and continues to serve in this capacity. Representatives of Arthur Andersen & Co. will be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

     Proposals by Shareholders of the Company intended to be presented at the next Annual Meeting of the Shareholders must be received by the Company on or before September 16, 1996 in order to be included in the next Proxy statement and Form of Proxy relating to that meeting.

                          OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their judgment on such matters.

     If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

     The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10K including financial statement schedules for the fiscal year ended September 30, 1995 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                    By order of the Board of Directors

                              /s/  John R. Irwin, President

Houston, Texas
January 16, 1996

                              FRONT SIDE OF PROXY



                             ATWOOD OCEANICS, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING OF SHAREHOLDERS CALLED FOR
                               FEBRUARY 8, 1996
      The undersigned, having received the Notice of Meeting and Proxy Statement dated January 16, 1996, appoints James M. Holland and Larry P. Till and each or either of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of Atwood Oceanics, Inc. standing in the undersigned's name on its books on December 31, 1995 at the Annual Meeting of the Shareholders of the Company to be held February 8, 1996, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084, 10:00 A.M., Houston Time, and any adjournment thereof, as follows:

      IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS AND AGAINST THE SHAREHOLDER PROPOSAL.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

                             (BACK SIDE OF PROXY)

Please mark boxes in blue or black ink.

The proxies appointed herein may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

(1)   ELECTION OF DIRECTORS PROPOSED BY THE COMPANY:

____FOR the nominees listed below      ____WITHHOLD AUTHORITY for the nominees
                                           listed below



NOMINEES:

ROBERT W. BURGESS       WALTER H. HELMERICH, III      WILLIAM J. MORRISSEY
GEORGE S. DOTSON        HANS HELMERICH                JOHN R. IRWIN

      Authority to vote for any specific nominee for director may be withheld by lining through or otherwise striking out such nominee's name.

The Board of Directors recommends a vote "AGAINST" item 2.

(2)   Shareholder Proposal

      ___ For        ___Against       ___ Abstain


(3) In their discretion, upon other matters that may properly come before the meeting.

      Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. The persons named in this proxy or their substitutes will vote in accordance with the recommendations of management on such matters.

_____________           ____________________________
   Date                 Signature of Shareholder

                  ____________________________
                  Signature of Joint Shareholder
                  NOTE: Please sign exactly as name
                  appears above.  When signing as
                  attorney, executor, administrator,
                  trustee or guardian, please give
                  full title.  If stock is held in
                  the name of more than one person,
                  each joint owner should sign.

             Please note any change of address.